BlackRock Debt Strategies Fund, Inc.

Cusip: 09255R202

Ticker: DSU

Record Date	December 15, 2021
Pay Date	December 22, 2021

Distribution Amount per share	$0.060500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

		% Breakdown	Total Cumulative	% Breakdown of the Total
		of the Current	Distributions for the Fiscal	Cumulative Distributions for
	Current Distribution	Distribution	Year to Date	the Fiscal Year to Date
Net Income	$0.048115	80%	$0.586122	88%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.012385	20%	$0.079378	12%

Total (per common share)	$0.060500	100%	$0.665500	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2021				6.37%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2021				6.29%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				5.38%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2021				5.24%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052

BlackRock Debt Strategies Fund, Inc.

Cusip: 09255R202

Ticker: DSU

Record Date	December 31, 2021
Pay Date	January 11, 2022
Distribution Amount per share	$ 0.060500

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net income, net realized capital gains and return of capital. All amounts are expressed per common share.

		% Breakdown	Total Cumulative	% Breakdown of the Total
		of the Current	Distributions for the Fiscal	Cumulative Distributions for
	Current Distribution	Distribution	Year to Date	the Fiscal Year to Date

Net Income	$0.028019	46%	$0.614086	85%
Net Realized Short-Term Capital Gains	$-	0%	$-	0%
Net Realized Long-Term Capital Gains	$-	0%	$-	0%

Return of Capital	$0.032481	54%	$0.111914	15%

Total (per common share)	$0.060500	100%	$0.726000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2021				6.37%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2021				6.29%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2021				5.38%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2021				5.77%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Funds Managed Distribution Plan.

The Fund estimates that it has distributed more than its net income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

When distributions exceed total return performance, the difference will reduce the Fund’s net asset value per share.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Contact Number: 800-882-0052